Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Post-Effective Amendment No.1 to Registration Statement (No. 333-185695) on Form S-1 of Equinox Frontier Funds (formerly, The Frontier Fund) of our report dated April 2, 2014, relating to our audit of the statement of financial condition of Equinox Fund Management, LLC as of December 31, 2013, which appears in this Current Report on Form 8-K filed by Equinox Frontier Funds on April 2, 2014.

/s/ McGladrey LLP

Denver, Colorado

April 2, 2014